Exhibit 99.2

GIGCAPITAL2, INC.

BALANCE SHEET

AS OF JUNE 10, 2019

	As of June 10, 2019	Pro Forma Adjustments	Pro Forma As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets:
Cash	$2,902,098	$400,063	$3,302,161
Prepaid expenses and other current assets	26,800	—	26,800

Total current assets	2,928,898	400,063	3,328,961
Cash held in Trust Account	150,000,000	22,500,000	172,500,000

TOTAL ASSETS	$152,928,898	$22,900,063	$175,828,961

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party loan	$99,937	$(99,937)	$—
Accounts payable	450,812	—	450,812
Accrued liabilities	329,709	—	329,709

Total current liabilities	880,458	(99,937)	780,521

Commitments and contingencies (Note 5)
Common stock subject to possible redemption, 15,000,000 shares and 17,250,000 shares as adjusted at a redemption value of $10.00 per share	147,048,439	23,000,000	170,048,439

Stockholders’ equity:
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 4,905,000 shares and 5,000,000 shares as adjusted issued and outstanding	491	9	500
Additional paid-in capital	5,096,735	(9)	5,096,726
Accumulated deficit	(97,225)	—	(97,225)

TOTAL STOCKHOLDERS’ EQUITY	5,000,001	—	5,000,001

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$152,928,898	$22,900,063	$175,828,961